UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2012

SORL AUTO PARTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1169 Yumeng Road Ruian Economic Development District Ruian City, Zhejiang Province People’s Republic of China
(Address of principal executive offices)

86-577-6581-7720
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(b) On March 3, 2012, Mr. Baojian Tao resigned from his position as Chief Operating Officer of SORL Auto Parts, Inc. (the “Company”), effective immediately. Mr. Tao resigned for personal reasons and not due to any disagreement or dispute with the Company’s management or members of the board of directors of the Company.

(c) On March 3, 2012, the Company announced the appointment of Ms. Jinrui Yu as Chief Operating Officer of the Company, effective immediately. Ms. Yu, age 37, has more than 15 years of experience in the auto parts industry. Ms. Yu has served as the Company’s Production and Export Vice President since August 2009. From 2004 to 2009, Ms. Yu served as the Company’s Export Department Manager. From 1999 to 2004, Ms. Yu served as the international sales manager of Ruili Group Co., Ltd., which specializes in manufacturing auto parts, and from 1997 to 1999, she worked in the market sales department of Ruili Group Co., Ltd. Ms Yu received her Bachelor of English from Zhejiang University of Technology in 2006.

In connection with her appointment as the Chief Operating Officer of the Company, Ms. Yu entered into an employment agreement with the Company, dated as of March 3, 2012 (the “Employment Agreement”), which will expire on March 3, 2017. The Employment Agreement provides that the Company will pay Ms. Yu an annual base salary of $50,000. The Company will also pay Ms. Yu social insurance in accordance with national and local laws and regulations. Pursuant to the Employment Agreement, any disputes arising thereunder will be resolved through negotiations between the parties and, if they cannot be resolved through negotiations, the parties may submit such disputes to Rui An City Labor Dispute Arbitration Committee for arbitration. If the parties do not agree with the arbitration decision, they can petition to the Rui An City People’s Court.

The information set above with respect to the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 disclosure by reference. Exhibit 10.1 is an English translation of the original Employment Agreement.

On March 7, 2012, the Company issued a press release announcing the resignation of Mr. Tao and the appointment of Ms. Yu as the Company’s Chief Operating Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement between Ruili Group Ruian Auto Parts Co., Ltd. and Jin Rui Yu, dated March 3, 2012.

99.1 SORL Auto Parts, Inc. Press Release, dated March 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Dated: March 7, 2012	By:	/s/ Xiao Ping Zhang
Name: Xiao Ping Zhang Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

10.1 Employment Agreement between Ruili Group Ruian Auto Parts Co., Ltd. and Jin Rui Yu, dated March 3, 2012.

99.1 SORL Auto Parts, Inc. Press Release, dated March 7, 2012.